EXHIBIT 99.1

Jacksonville Bancorp, Inc. and Atlantic BancGroup, Inc. Announce
Receipt of All Required Regulatory Approvals

JACKSONVILLE, Fla., November 1--Jacksonville Bancorp, Inc. (Nasdaq: JAXB) ("JAXB"), the bank holding company for The Jacksonville Bank, and Atlantic BancGroup, Inc. (Nasdaq: ATBC) ("ATBC"), the bank holding company for Oceanside Bank, today announced that they have received all required regulatory approvals necessary to authorize the previously announced merger of ATBC into JAXB and the merger of Oceanside Bank into The Jacksonville Bank.  Applications were filed with and approvals received from the Federal Reserve, the FDIC and the Florida Office of Financial Regulation.  The approvals are subject to usual and customary conditions.  Price Schwenck, CEO of Jacksonville Bancorp, Inc. and Executive Chairman of The Jacksonville Bank, commented, "The Federal Reserve, FDIC, and Florida Office of Financial Regulation are important stakeholders in our companies, and we are grateful to have their approval permitting us to move forward with this positive opportunity for our shareholders, customers, employees and the Jacksonville community."

In addition, CapGen Capital Group IV LP has received regulatory approval from the Federal Reserve to become a bank holding company.  That is the only regulatory approval required for it and three other investors to purchase $35 million in common stock from JAXB under the previously announced stock purchase agreement.

The mergers and the stock purchase are subject to approval by the shareholders of JAXB and ATBC.  The ATBC shareholder meeting was held on October 28, 2010, where the shareholders voted to approve the merger.  The JAXB shareholder meeting is scheduled for November 9, 2010.  The mergers and the stock purchase are expected to close shortly after receipt of the required shareholder votes.

Gilbert J. Pomar, III, President and CEO of The Jacksonville Bank, and Barry Chandler, President and CEO of Oceanside Bank, jointly announced the regulatory approvals.  “These approvals keep us on schedule to complete the merger and total conversion before the end of the year.  We are excited about the companies coming together for the common good in short order,” stated Mr. Pomar.  Mr. Chandler agreed by saying, “Joining forces will allow our ‘customer first’ philosophies to be enhanced and allow us to serve the entire Jacksonville market with an expanded array of products and services.  We are excited for our shareholders, customers and staff --two quality banking experiences will soon be one.”

Shareholders of ATBC and JAXB are urged to read the proxy statements and prospectus regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information.  Shareholders of ATBC and JAXB are able to obtain a free copy of the proxy statements and prospectus, other SEC filings that will be incorporated by reference into the proxy statements and prospectus, as well as other filings containing information about JAXB and ATBC at the SEC's Internet site (http://www.sec.gov). Shareholders of ATBC and JAXB will also be able to obtain these documents, free of charge, at www.jaxbank.com and www.oceansidebank.com.

JAXB and ATBC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their shareholders in connection with the approvals sought for the transactions described above.  Information about the directors and executive officers of JAXB and their ownership of JAXB common stock is set forth in the proxy statement, dated October 19, 2010, for JAXB's special meeting of shareholders, as filed with the SEC. Information about the directors and executive officers of ATBC and their ownership of ATBC common stock is set forth in ATBC's proxy statement/prospectus dated September 22, 2010 for ATBC’s special meeting of shareholders, filed with the SEC.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement and prospectus regarding the proposed transactions. Shareholders of ATBC and JAXB may obtain free copies of these documents as described above.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the expected benefits of the merger between JAXB and ATBC, including future financial and operating results, cost savings, enhanced revenues, the expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transactions; (ii) statements about JAXB's and ATBC's plans, objectives, expectations and intentions and other statements that are not historical facts, including the expected closing date of the transactions; and (iii) other statements identified by words such as "will," "expect," "may," "believe," "propose," "anticipated," and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of JAXB or ATBC to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Neither JAXB nor ATBC undertake to update any forward-looking statements.  In addition, JAXB and ATBC, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein.  Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties.

All written or oral forward-looking statements attributable to JAXB and ATBC, respectively, are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in JAXB's and ATBC's respective annual reports on Form 10-K for the year ended December 31, 2009, and otherwise in their respective subsequent SEC reports and filings.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; changes in the interest rate environment reducing interest margins; legislation or regulatory changes that adversely affect the business in which the combined company would be engaged; as well as the difficulties and risks inherent with entering new markets.

CONTACT: Jacksonville Bancorp, Inc., Valerie A. Kendall, Chief Financial Officer, +1-904-421-3051; or Atlantic BancGroup, Inc., Barry Chandler, President and Chief Executive Officer, +1-904-247-9494